Exhibit 4(b)

PPL ELECTRIC UTILITIES CORPORATION

OFFICER’S CERTIFICATE

(under Sections 201 and 301 of the Indenture dated as of August 1, 2001)

Establishing the Form and Certain Terms of the

First Mortgage Bonds, Floating Rate Series due 2023

The undersigned, Tadd J. Henninger, Vice President and Treasurer of PPL Electric Utilities Corporation (the “Company”), pursuant to Supplemental Indenture No. 22, dated as of September 15, 2020 (“Supplemental Indenture No. 22”), and Sections 201 and 301 of the Indenture of the Company dated as of August 1, 2001 (the “Original Indenture”, and as heretofore supplemented, the “Indenture”) to The Bank of New York Mellon, as trustee (the “Trustee”), does hereby establish for the series of Securities established in Supplemental Indenture No. 22 the following terms and characteristics (capitalized terms used herein which are not defined herein shall have the meanings specified in the Indenture, and the lettered clauses set forth herein correspond to such clauses in Section 301 of the Original Indenture):

(a)	the title of the Securities of such series shall be “First Mortgage Bonds, Floating Rate Series due 2023” (the “Bonds”);

(b)

the aggregate principal amount of Bonds which may be authenticated and delivered under the Indenture shall be limited to $250,000,000, except as contemplated in Section 301(b) and the last paragraph of Section 301 of the Original Indenture;

(c)

interest on the Bonds shall be payable to the Person or Persons in whose names the Bonds are registered at the close of business on the Regular Record Date for such interest, except as otherwise expressly provided in the form of Bond attached hereto and hereby authorized and approved;

(d)	the principal shall be due and payable on September 28, 2023; and the Company shall not have the right to extend the Maturity of the Bonds as contemplated in Section 301(d) of the Original Indenture;

(e)

the Bonds shall bear interest at rates calculated as described in Exhibit A hereto and as set forth in the form of Bond attached hereto as Exhibit B; the Interest Payment Dates and Regular Record Dates will be as set forth in Exhibit A and Exhibit B; and the Company shall not have any right to extend any interest payment periods for the Bonds as contemplated in Sections 301(e) and 312 of the Original Indenture;

(f)

the Corporate Trust Office of the Trustee in New York, New York shall be the office or agency of the Company at which the principal of and any premium and interest on the Bonds at Maturity shall be payable, at which registration of transfers and exchanges of the Bonds may be effected and at which notices and demands to or upon the Company in respect of the Bonds and the Indenture may be served; and the Trustee will initially be the Security Registrar and the Paying Agent for the Bonds; provided, however, that the Company reserves the right to change, by one or more Officer’s Certificates, any such office or agency and such agent; each installment of interest on a Bond shall be payable as provided in Exhibit B hereto;

(g)	the Bonds shall be redeemable, in whole or in part, at the option of the Company on or after September 28, 2021, as and to the extent provided in Exhibit B hereto;

(h)	inapplicable;

(i)	the Bonds shall be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

(j)	inapplicable;

(k)	inapplicable;

(l)	inapplicable;

(m)	inapplicable;

(n)	inapplicable;

(o)

reference is hereby made to the provisions of Supplemental Indenture No. 22 for certain covenants of the Company for the benefit of the Holders of the Bonds, in addition to those set forth in Article Seven of the Indenture;

(p)	inapplicable;

(q)

the only obligations or instruments that shall be considered Eligible Obligations in respect of the Bonds shall be Government Obligations; and the provisions of Section 801 of the Indenture as supplemented by Section 103 of Supplemental Indenture No. 22 shall apply to the Bonds;

(r)

the Bonds shall be initially issued in global form and the depository for the global Bonds shall initially be The Depository Trust Company (“DTC”); provided, that the Company reserves the right to provide for another depository, registered as a clearing agency under the Exchange Act, to act as depository for the global Bonds (DTC and any such successor depository, the “Depository”); beneficial interests in Bonds issued in global form may not be exchanged in whole or in part for individual certificated Bonds in definitive form, and no transfer of a global Bond in whole or in part may be registered in the name of any Person other than the Depository or its nominee except that (i) if the Depository (A) has notified the Company that it is unwilling or unable to continue as depository for the global Bonds or (B) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor depository for such global Bonds has not been appointed by the Company within 90 days of such notice or cessation, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Bonds, will authenticate and deliver Bonds in definitive certificated form in an aggregate principal amount equal to the principal amount of the global Bonds representing such Bonds in exchange for such global Bond, such definitive Bonds to be registered in the names provided by the Depository; each global Bond (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the outstanding Bonds to be represented by such global Bond, (ii) shall be registered in the name of the Depository or its nominee, (iii) shall be delivered by the Trustee to the Depository, its nominee, any custodian for the Depository or otherwise pursuant to the Depository’s instruction and (iv) shall bear a legend restricting the transfer of such global Bond to any person other than the Depository or its nominee; none of the Company, the Trustee, any Paying Agent or any Authenticating Agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global Bond or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests; the Bonds in global form will contain restrictions on transfer, substantially as described in the form set forth in Exhibit B hereto;

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(s)	inapplicable;

(t)

reference is made to clause (r) above; no service charge shall be made for the registration of transfer or exchange of the Bonds; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer;

(u)	as set forth in Exhibit A and Exhibit B hereto;

(v)	inapplicable; and

(w)

except as otherwise determined by the proper officers of the Company and communicated to the Trustee in a Company Order or as established in one or more Officer’s Certificates supplemental to this Officer’s Certificate, the Bonds shall be substantially in the form of the Bond attached hereto as Exhibit B, which form is hereby authorized and approved, and shall have such further terms as are set forth in such form.

[Signature Page Follows]

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IN WITNESS WHEREOF, I have executed this Officer’s Certificate this 1 day of October, 2020 in New York, New York.

/s/ Tadd J. Henninger
Name:	Tadd J. Henninger
Title:	Vice President and Treasurer

[Signature Page to Officer’s Certificate pursuant to Sections 201 and 301 of the Indenture]

Exhibit A

Interest Rate Terms

1. Certain Definitions. The following defined terms used in this Exhibit A to the Officer’s Certificate pursuant to Sections 201 and 301 of the Indenture shall, unless the context otherwise requires, have the meanings specified below for purposes of the Bonds. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

“BBAM” means the display that appears on Bloomberg L.P.’s page “BBAM” or any page as may replace such page on such service (or any successor service) for the purpose of displaying the London Interbank Offered rate for U.S. dollar deposits.

“Benchmark” means, initially, LIBOR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if the Company (or its Designee) cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company (or its Designee) as of the Benchmark Replacement Date:

(1) the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;

(3) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(4) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

(5) the sum of: (a) the alternate rate of interest that has been selected by the Company (or its Designee) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate debt securities at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company (or its Designee) as of the Benchmark Replacement Date:

(1) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company (or its Designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate debt securities at such time.

The Benchmark Replacement Adjustment shall not include the Margin specified herein and such Margin shall be applied to the Benchmark Replacement to determine the interest payable on the Bonds.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, rounding of amounts or tenor, and other administrative matters) that the Company (or its Designee) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company (or its Designee) or the Trustee decides that adoption of any portion of such market practice is not administratively feasible or if the Company (or its Designee) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company (or its Designee) determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Business Day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies in The City of New York, New York, or other city in which a paying agent for such Bond is located, are generally authorized or required by law, regulation or executive order to remain closed.

“Calculation Agent” means initially The Bank of New York Mellon, as appointed pursuant Section 2.01 of the Supplemental Indenture No. 22, dated as of September 15, 2020, among the Company, the Trustee and the Calculation Agent, or such calculation agent’s successor appointed by the Company pursuant to Article Two of such supplemental indenture, acting as calculation agent.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Company (or its Designee) in accordance with:

(1) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

(2) if, and to the extent that, the Company (or its Designee) determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Company (or its Designee) giving due consideration to any industry-accepted market practice for U.S. dollar denominated floating rate debt securities at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment and the Margin.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Designee” has the meaning set forth in Section 2 of this Exhibit A.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Interest Determination Date” means the second London Business Day immediately preceding the first day of the relevant Interest Period.

“Interest Payment Date” means each March 28, June 28, September 28 and December 28 of each year, commencing on December 28, 2020.

“Interest Period” means the period commencing on an Interest Payment Date for the Bonds (or, with respect to the initial Interest Period only, commencing on the Original Issue Date for the Bonds) and ending on the day before the next succeeding Interest Payment Date for the Bonds.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“London Business Day” means a day that is a Business Day and a day on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

“Margin” has the meaning set forth in Section 2 hereof.

“Original Issue Date” means October 1, 2020.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is LIBOR, 11:00 a.m., London time, on the Interest Determination Date, and (2) if the Benchmark is not LIBOR, the time determined by the Company (or its Designee) in accordance with the Benchmark Replacement Conforming Changes.

“Regular Record Date” for interest payable on any Interest Payment Date with respect to the Bonds means the close of business on (a) the fifteenth calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date or (b) the Business Day immediately preceding such Interest Payment Date, so long as the Bonds are global Bonds registered in the name of the Depository or its nominee.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Reuters LIBOR01 Page” means the display designated as Reuters LIBOR01 on the Reuters 3000 Xtra (or such other page as may replace the Reuters LIBOR01 Page on that service, or such other service as may be nominated for the purpose of displaying rates or prices comparable to the London Interbank Offered rate for U.S. dollar deposits by ICE Benchmark Administration Limited (“IBA”) or its successor or such other entity assuming the responsibility of IBA or its successor in calculating the London Interbank Offered rate in the event IBA or its successor no longer does so).

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“Stated Maturity” or “Stated Maturity Date” means September 28, 2023.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

2. Payment of Principal and Interest. The principal of the Bonds shall be due on the Stated Maturity Date. The Bonds shall bear interest from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or provided for at the rates set quarterly pursuant to this Section 2, payable quarterly in arrears on each Interest Payment Date to the Person or Persons in whose name each Note is registered on the Regular Record Date for such Interest Payment Date; provided that interest payable on the Stated Maturity Date as provided herein shall be paid to the Person to whom principal is paid.

Interest on the Bonds shall be computed on the basis of the actual number of days elapsed over a 360-day year consisting of twelve 30-day months. In the event that any Interest Payment Date (other than the Interest Payment Date that is a Redemption Date or the Stated Maturity Date) would otherwise be a day that is not a Business Day, any such Interest Payment Date will be postponed to the next succeeding Business Day, unless the next succeeding Business Day is in the next succeeding calendar month, in which case, such Interest Payment Date shall be the immediately preceding Business Day. In the event that a Redemption Date or the Stated Maturity Date falls on a day that is not a Business Day, then the payment of the principal and interest otherwise payable on any such date shall be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable, and no interest on such payment will accrue from and after such Redemption Date or the Stated Maturity Date.

The Bonds will bear interest for each quarterly Interest Period at a per annum rate determined by the Calculation Agent, except as provided below. The interest rate applicable during each quarterly Interest Period will be equal to LIBOR on the Interest Determination Date for such Interest Period plus 25 basis points (0.25%, the “Margin”), subject to the provisions set forth below. Promptly upon such determination, the Calculation Agent will notify the Company and the Trustee, if the Trustee is not then serving as the Calculation Agent, or in certain circumstances described below in this Section 2, the Company or its Designee (which may be an independent financial advisor or any other designee of the Company (any of such entities, a “Designee”)) will notify the Trustee, of the interest rate for the new Interest Period. In no event shall the initial Calculation Agent (The Bank of New York Mellon) be the Designee. Absent manifest error, the calculation of the applicable interest rate for each Interest Period by the Calculation Agent, or in certain circumstances described below in this Section 2, by the Company or its Designee, shall be binding and conclusive upon the beneficial owners and Holders of the Bonds, the Company and the Trustee.

Upon the written request of a Holder of the Bonds, the Calculation Agent will provide to such Holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next Interest Period.

The accrued interest on the Bonds for any period is calculated by multiplying the principal amount of the Bonds by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded upwards if necessary) is computed by dividing the interest rate (expressed as a decimal rounded upwards if necessary) applicable to such date by 360.

In no event shall the Calculation Agent be responsible for determining whether a Benchmark Transition Event has occurred or be responsible for determining any substitute for LIBOR, or for making any adjustments to any alternative benchmark or spread thereon, the business day convention, Interest Determination Dates or any other relevant methodology for calculating any such substitute or successor benchmark. In connection with the foregoing, the Calculation Agent will be entitled to conclusively rely on any determinations made by the Company or its Designee and will have no liability for such actions taken at the direction of the Company.

Any determination, decision or election that may be made by the Company or its Designee in connection with a Benchmark Transition Event or a Benchmark Replacement, including any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the Company’s or its Designee’s sole discretion, and, notwithstanding anything to the contrary in the transaction documents relating to the Bonds, will become effective without consent from any other party. Neither the Trustee nor the Calculation Agent will have any liability for any determination made by or on behalf of the Company or its Designee in connection with a Benchmark Transition Event or a Benchmark Replacement.

All percentages resulting from any calculation of the interest rate on the Bonds will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 0.567845% (or .00567845) being rounded to 0.56785% (or .0056785) and 0.567844% (or .00567844) being rounded to 0.56784% (or .0056784)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards). Any percentage resulting from any calculation of any interest rate for the Bonds less than 0.00% will be deemed to be 0.00% (or 0.0000).

Payment of principal of and interest on the Bond shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal of and interest on Bonds represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder of such Global Security. If any of the Bonds are no longer represented by a Global Security, (i) payments of principal and interest due at a Redemption Date or the Stated Maturity of such Bonds shall be made at the office of the Paying Agent upon surrender of such Bonds to the Paying Agent and (ii) payments of interest shall be made, at the option of the Company, subject to such surrender where applicable, by (A) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

(a) Determining the Floating Rate. “LIBOR” will be determined by the Calculation Agent in accordance with the following provisions:

(1) With respect to any Interest Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that Interest Period and ending on the next Interest Payment Date for the Bonds that appears on Bloomberg L.P.’s page “BBAM” and, if such page is not available, from the Reuters LIBOR01 Page as of 11:00 a.m. (London time) on the Interest Determination Date for that Interest Period.

(2) If LIBOR cannot be determined as described above in clause (1), LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for the Interest Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market, which may include affiliates of one or more of the underwriters of the Bonds, selected by the Company, at approximately 11:00 a.m., London time, on the Interest Determination Date for that Interest Period. The Company will request the principal London office of each such bank to provide a quotation of its rate to the Calculation Agent. If at least two such quotations are provided, LIBOR with respect to that Interest Period will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR with respect to that Interest Period will be the arithmetic mean of the rates quoted by three major banks in New York City, which may include affiliates of one or more of the underwriters of the Bonds, selected by the Company, at approximately 11:00 a.m., New York City time, on the Interest Determination Date for that Interest Period for loans in U.S. dollars to leading European banks for that Interest Period and in a principal amount of not less than $1,000,000. The Company will request the principal New York City office of each such bank to provide a quotation of its rate to the Calculation Agent. However, if fewer than three banks selected by the Company to provide quotations are quoting as described above, LIBOR for that Interest Period will be the same as LIBOR as determined for the previous Interest Period.

Notwithstanding clauses (1) and (2) above in the immediately preceding paragraph, if the Company (or its Designee) determines on or prior to the relevant Interest Determination Date that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR (or the then-current Benchmark, as applicable), then the provisions set forth below in Section 2(b), which are referred to as the benchmark transition provisions, will thereafter apply to all determinations of the rate of interest payable on the Bonds. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each Interest Period will be an annual rate equal to the sum of the Benchmark Replacement and the Margin. However, if the Company (or its Designee) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, but for any reason the Benchmark Replacement has not been determined as of the relevant Interest Determination Date, the interest rate for the applicable interest period will be equal to the interest rate for the immediately preceding Interest Period, as determined by the Company (or its Designee).

(b) Effect of a Benchmark Transition Event.

(i) Benchmark Replacement. If the Company (or its Designee) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Bonds in respect of such determination on such date and all determinations on all subsequent dates.

(ii) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Company (or its Designee) will have the right to make Benchmark Replacement Conforming Changes from time to time.

(iii) Decisions and Determinations. Any determination, decision or election that may be made by the Company (or its Designee) pursuant to this Section 2, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Company’s (or its Designee’s) sole discretion, and, notwithstanding anything to the contrary in the transaction documents relating to the Bonds, shall become effective without consent from the Holders of the Bonds or any other party.

Exhibit B

[FORM OF BOND]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to PPL Electric Utilities Corporation or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No. R-1	CUSIP No. ____________

PPL ELECTRIC UTILITIES CORPORATION

FIRST MORTGAGE BOND, FLOATING RATE SERIES DUE 2023

Principal Amount: $_____________

Original Issue Date: October 1, 2020

Stated Maturity: September 28, 2023

Interest Rate: Floating per annum rate reset quarterly based on LIBOR plus 25 basis points (0.25%, the “Margin”), subject to the provisions set forth herein.

Interest Payment Dates: Quarterly on March 28, June 28, September 28 and December 28 of each year, commencing on December 28, 2020

Regular Record Date: the close of business on (a) the fifteenth calendar day (whether or not a Business Day) immediately preceding the applicable Interest Payment Date or (b) the Business Day immediately preceding such Interest Payment Date, so long as the Securities are global Securities registered in the name of the Depository or its nominee

PPL ELECTRIC UTILITIES CORPORATION, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein referred to as the “Company,” which term includes any successor Person under the Indenture referred to below), for value received, hereby promises to pay to CEDE & CO. or to its registered assigns, the principal sum of                                      DOLLARS ($__________) at the Stated Maturity shown above, and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on each Interest Payment Date as specified above, commencing on December 28, 2020 and at the Stated Maturity at the rate per annum described below until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is a Redemption Date or the Stated Maturity) will, as provided in the Indenture, be paid to the Person in whose name this First Mortgage Bond, Floating Rate Series due 2023 (this “Security”) is registered on the Regular Record Date as specified above next preceding such Interest Payment Date; provided that any interest payable on the Redemption

Date or Stated Maturity will be paid to the Person to whom principal is paid. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to herein.

Interest on this Security shall be computed and paid on the basis of the actual number of days elapsed over a 360-day year consisting of twelve 30-day months and will accrue from October 1, 2020 or from the most recent Interest Payment Date to which interest has been paid or duly provided for. In the event that any Interest Payment Date (other than the Interest Payment Date that is a Redemption Date or the Stated Maturity) would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, unless the next succeeding Business Day is in the next succeeding calendar month, in which case, such Interest Payment Date shall be the immediately preceding Business Day. In the event that a Redemption Date or the Stated Maturity is not a Business Day, then the payment of the principal and interest payable on any such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable, and no interest on such payment will accrue from and after such Redemption Date or the Stated Maturity. “Business Day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies in The City of New York, New York, or other city in which a paying agent for such Security is located, are generally authorized or required by law, regulation or executive order to remain closed.

This Security will bear interest for each quarterly Interest Period at a per annum rate determined by the Calculation Agent, except as provided below. The interest rate applicable during each quarterly Interest Period will be equal to LIBOR on the Interest Determination Date for such Interest Period plus 25 basis points (0.25%, the “Margin”), subject to the provisions provided below. Promptly upon such determination, the Calculation Agent will notify the Company and the Trustee, if the Trustee is not then serving as the Calculation Agent, or in certain circumstances described below, the Company or its Designee (which may be an independent financial advisor or any other designee of the Company (any of such entities, a “Designee”)) will notify the Trustee, of the interest rate for the new Interest Period. In no event shall the initial Calculation Agent (The Bank of New York Mellon) be the Designee. Absent manifest error, the calculation of the applicable interest rate for each Interest Period by the Calculation Agent, or in certain circumstances described below, by the Company or its Designee, shall be binding and conclusive upon the beneficial owners and Holders of this Security, the Company and the Trustee.

Upon the written request of a Holder of this Security, the Calculation Agent will provide to such Holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next Interest Period.

In no event shall the Calculation Agent be responsible for determining whether a Benchmark Transition Event has occurred or be responsible for determining any substitute for LIBOR, or for making any adjustments to any alternative benchmark or spread thereon, the business day convention, Interest Determination Dates or any other relevant methodology for calculating any such substitute or successor benchmark. In connection with the foregoing, the Calculation Agent will be entitled to conclusively rely on any determinations made by the Company or its Designee and will have no liability for such actions taken at the direction of the Company.

Any determination, decision or election that may be made by the Company or its Designee in connection with a Benchmark Transition Event or a Benchmark Replacement, including any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the Company’s or its Designee’s sole discretion, and, notwithstanding anything to the contrary in the transaction documents relating to the Securities, will become effective without consent from any other party. Neither the Trustee nor the Calculation Agent will have any liability for any determination made by or on behalf of the Company or its Designee in connection with a Benchmark Transition Event or a Benchmark Replacement.

The accrued interest on this Security for any period is calculated by multiplying the principal amount of this Security by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded upwards if necessary) is computed by dividing the interest rate (expressed as a decimal rounded upwards if necessary) applicable to such date by 360.

All percentages resulting from any calculation of the interest rate on this Security will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 0.567845% (or .00567845) being rounded to 0.56785% (or ..0056785) and 0.567844% (or .00567844) being rounded to 0.56784% (or .0056784)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards). Any percentage resulting from any calculation of any interest rate for this Security less than 0.00% will be deemed to be 0.00% (or 0.0000).

For purposes of this Security, except as otherwise expressly provided or unless the context otherwise requires, the following terms have the following meanings:

“BBAM” means the display that appears on Bloomberg L.P.’s page “BBAM” or any page as may replace such page on such service (or any successor service) for the purpose of displaying the London Interbank Offered rate for U.S. dollar deposits.

“Calculation Agent” means initially The Bank of New York Mellon, as appointed pursuant to Section 2.01 of the Supplemental Indenture No. 22, dated as of September 15, 2020, among the Company, the Trustee and the Calculation Agent, or such calculation agent’s successor appointed by the Company pursuant to Article Two of such supplemental indenture, acting as calculation agent.

“Interest Determination Date” means the second London Business Day immediately preceding the first day of the relevant Interest Period.

“Interest Period” means the period commencing on an Interest Payment Date for this Security (or, with respect to the initial Interest Period only, commencing on the Original Issue Date for this Security) and ending on the day before the next succeeding Interest Payment Date for this Security.

“London Business Day” means a day that is a Business Day and a day on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

“Reuters LIBOR01 Page” means the display designated as Reuters LIBOR01 on the Reuters 3000 Xtra (or such other page as may replace the Reuters LIBOR01 Page on that service, or such other service as may be nominated for the purpose of displaying rates or prices comparable to the London Interbank Offered rate for U.S. dollar deposits by ICE Benchmark Administration Limited (“IBA”) or its successor or such other entity assuming the responsibility of IBA or its successor in calculating the London Interbank Offered rate in the event IBA or its successor no longer does so).

Determining the Floating Rate

“LIBOR” will be determined by the Calculation Agent in accordance with the following provisions:

(1) With respect to any Interest Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that Interest Period and ending on the next Interest Payment Date for this Security that appears on Bloomberg L.P.’s page “BBAM” and, if such page is not available, from the Reuters LIBOR01 Page as of 11:00 a.m. (London time) on the Interest Determination Date for that Interest Period:

(2) If LIBOR cannot be determined as described above in clause (1), LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for the Interest Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market, which may include affiliates of one or more of the underwriters of this Security, selected by the Company, at approximately 11:00 a.m., London time, on the Interest Determination Date for that Interest Period. The Company will request the principal London office of each such bank to provide a quotation of its rate to the Calculation Agent. If at least two such quotations are provided, LIBOR with respect to that Interest Period will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR with respect to that Interest Period will be the arithmetic mean of the rates quoted by three major banks in New York City, which may include affiliates of one or more of the underwriters of this Security, selected by the Company, at approximately 11:00 a.m., New York City time, on the Interest Determination Date for that Interest Period for loans in U.S. dollars to leading European banks for that Interest Period and in a principal amount of not less than $1,000,000. The Company will request the principal New York City office of each such bank to provide a quotation of its rate to the Calculation Agent. However, if fewer than three banks selected by the Company to provide quotations are quoting as described above, LIBOR for that Interest Period will be the same as LIBOR as determined for the previous Interest Period.

Notwithstanding clauses (1) and (2) above in the immediately preceding paragraph, if the Company (or its Designee) determines on or prior to the relevant Interest Determination Date that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined herein) have occurred with respect to LIBOR (or the then-current Benchmark (as defined herein), as applicable), then the provisions set forth below under “Effect of Benchmark Transition Event,” which are referred to as the benchmark transition provisions, will thereafter apply to all determinations of the rate of interest payable on this Security. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each Interest Period will be an annual rate equal to the sum of the Benchmark Replacement and the Margin. However, if the Company (or its Designee) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, but for any reason the Benchmark Replacement has not been determined as of the relevant Interest Determination Date, the interest rate for the applicable interest period will be equal to the interest rate for the immediately preceding Interest Period, as determined by the Company (or its Designee).

Effect of a Benchmark Transition Event

Benchmark Replacement. If the Company (or its Designee) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time (as defined below) in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Securities of this series in respect of such determination on such date and all determinations on all subsequent dates.

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Company (or its Designee) will have the right to make Benchmark Replacement Conforming Changes (as defined below) from time to time.

Decisions and Determinations. Any determination, decision or election that may be made by the Company (or its Designee) pursuant to this subsection, “Effect of Benchmark Transition Event,” including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Company’s (or its Designee’s) sole discretion, and, notwithstanding anything to the contrary in the transaction documents relating to the Securities of this series, shall become effective without consent from the Holders of the Securities or any other party.

For purposes of this subsection, “Effect of Benchmark Transition Event,” the following terms have the following meanings:

“Benchmark” means, initially, LIBOR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if the Company (or its Designee) cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company (or its Designee) as of the Benchmark Replacement Date:

(1) the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;

(3) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(4) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

(5) the sum of: (a) the alternate rate of interest that has been selected by the Company (or its Designee) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate debt securities at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company (or its Designee) as of the Benchmark Replacement Date:

(1) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company (or its Designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate debt securities at such time.

The Benchmark Replacement Adjustment shall not include the Margin specified herein and such Margin shall be applied to the Benchmark Replacement to determine the interest payable on the Securities.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, rounding of amounts or tenor, and other administrative matters) that the Company (or its Designee) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company (or its Designee) or the Trustee decides that adoption of any portion of such market practice is not administratively feasible or if the Company (or its Designee) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company (or its Designee) determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Company (or its Designee) in accordance with:

(1) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

(2) if, and to the extent that, the Company (or its Designee) determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Company (or its Designee) giving due consideration to any industry-accepted market practice for U.S. dollar denominated floating rate debt securities at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment and the Margin.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is LIBOR, 11:00 a.m., London time, on the Interest Determination Date, and (2) if the Benchmark is not LIBOR, the time determined by the Company (or its Designee) in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Payment of the principal of and premium, if any, and interest at Maturity on this Security shall be made upon presentation of this Security at the corporate trust office of The Bank of New York Mellon in New York, New York, or at such other office or agency as may be designated for such purpose by the Company from time to time, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, and payment of interest, if any, on this Security (other than interest payable at Maturity) shall be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, provided that if such Person is a securities depository, such payment may be made by such other means in lieu of check as shall be agreed upon by the Company, the Trustee and such Person.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and issuable in one or more series under an Indenture dated as of August 1, 2001 (herein, together with any amendments or supplements thereto, called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including Supplemental Indenture No. 22 thereto, for a statement of the property mortgaged, pledged and held in trust, the nature and extent of the security, the conditions upon which the Lien of the Indenture may be released and the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder thereof to all of the terms and provisions of the Indenture. This Security is one of the series designated on the face hereof.

This Security is subject to redemption at the option of the Company, in whole at any time or in part from time to time, on or after September 28, 2021, at a redemption price equal to 100% of the principal amount of the Securities of this series being redeemed plus accrued and unpaid interest on the principal amount of such Securities of this series being redeemed to, but excluding, such Redemption Date.

Notice of redemption shall be given by mail to Holders of Securities of this series, not less than 10 days nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. As provided in the Indenture, notice of redemption at the election of the Company as aforesaid may state that such redemption shall be conditional upon the receipt by the applicable Paying Agent or Agents of money sufficient to pay the principal of and premium, if any, and interest, on this Security on or prior to the date fixed for such redemption; a notice of redemption so conditioned shall be of no force or effect if such money is not so received and, in such event, the Company shall not be required to redeem this Security.

In the event of redemption of this Security in part only, a new Security or Securities of this series of like tenor representing the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture.

The Indenture contains provisions for release of the Lien thereof upon compliance with certain conditions set forth therein.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of all series affected at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (a) such Holder shall have previously given the Trustee written notice of a continuing Event of Default; (b) the Holders of 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity; (c) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Securities a direction inconsistent with such request; and (d) the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

The Securities of this series are issuable only in registered form without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein and herein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of the same series and Tranche and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company shall not be required to execute and the Security Registrar shall not be required to register the transfer of or exchange of (a) Securities of this series during a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities of this series called for redemption or (b) any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes (subject to Sections 305 and 307 of the Indenture), whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York (including, without limitation, Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act shall be applicable and except to the extent that the law of the any other jurisdiction shall mandatorily govern.

All undefined terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, member, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

Unless the certificate of authentication hereon has been executed by the Trustee referred to herein by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

PPL ELECTRIC UTILITIES CORPORATION

By:
Vice President and Treasurer

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: October         , 2020

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory